STOCK OPTION AGREEMENT
                                 PURSUANT TO THE
                        HARBORSIDE HEALTHCARE CORPORATION
                              STOCK INCENTIVE PLAN



         THIS STOCK OPTION AGREEMENT (this "Agreement") is made as of November 19, 2001 (the "Effective Date"), between Harborside Healthcare Corporation, a Delaware corporation (the "Company"), and _______________ (the "Optionee" or the "Executive").


                                 R E C I T A L S

     A. The Company has adopted the Harborside Healthcare Corporation Stock Incentive Plan (the "Plan"), a copy of which has been delivered to Optionee.

     B. The Company desires to grant the Optionee the opportunity to acquire a proprietary interest in the Company to encourage the Optionee's contribution to the success and progress of the Company.

     C. In accordance with the Plan, the Committee (as defined in the Plan) has as of the Effective Date granted to the Optionee a non-qualified option to purchase shares of Class C Stock, $0.01 par value, of the Company (the "Class C Stock") subject to the terms and conditions of the Plan and this Agreement.

                                   AGREEMENTS

         1. Definitions. Capitalized terms used herein shall have the following meanings:

                  "Act" is defined in Section 10(a).

                  "Agreement" means this Stock Option Agreement.

                   "Approved Sale" means the transfer or sale by Investcorp Bank E.C., any affiliate thereof or any Person with whom Investcorp Bank E.C. or any affiliate thereof has an administrative relationship with respect to the outstanding capital stock of the Company (collectively, "Investcorp"), in the aggregate, in one or a series of related transactions, of fifty percent (50%) or more of the outstanding capital stock of the Company held by Investcorp immediately prior to such transactions (excluding any transfers among such entities) in exchange for cash, cash equivalents, securities that are listed for trading on a national securities exchange or quoted on the NASDAQ National Market System, or a combination thereof; provided, however, that any such transaction or series of related transactions which results in Investcorp holding securities representing more than twenty percent (20%) of the outstanding shares of the subject company shall not be an Approved Sale unless fifty percent (50%) or more of the consideration paid in such transaction(s) consists of cash or cash equivalents, or unless, within six months following consummation of such transaction(s), Investcorp transfers or sells, in one of a series of related transactions, fifty percent (50%) or more of the securities of the subject company received by Investcorp in such transaction(s).

                   "Certificate of Incorporation" means the Restated Certificate of Incorporation of the Company setting forth the rights, preferences and privileges of and restrictions on the Class C Stock.

                  "Class C Stock" is defined in recital C.

                  "Company" is defined in the preamble.

                   "Disability" has the meaning set forth in the employment agreement between the Company and the Optionee, or if there is no such employment agreement, means the failure by the Optionee to render full-time employment services to the Company for an aggregate of ninety (90) business days in any continuous period of six (6) months on account of physical or mental disability.

                  "Effective Date" is defined in the preamble.

                  "Endorsed Certificate" is defined in Section 9(a).

                  "Executive" is defined in the preamble.

                  "Exercise Price" is defined in Section 2.

                  "Fair Market Value" means the value of a Share, as of the
                    Termination Date or other date of determination, calculated pursuant to Section 9(d).

                   "Initial Public Offering" means the sale of any of the common stock of the Company pursuant to a registration statement that has been declared effective under the Act, if as a result of such sale (i) the issuer becomes a reporting company under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and (ii) such stock is traded on the New York Stock Exchange or the American Stock Exchange, or is quoted on the NASDAQ National Market System or is traded or quoted on any other national stock exchange or national securities system.

                   "Investors" means those entities set forth on Schedule 1 of the Recapitalization Agreement.

                  "Option" is defined in Section 2.

                  "Option Shares" is defined in Section 2.

                  "Optionee" is defined in the preamble.

                  "Plan" is defined in recital A.

                  "Recapitalization Agreement" means the Recapitalization
                    Agreement dated as of April 15, 1998, by and between the Company and the Investors.

                  "Repurchase" is defined in Section 9(a).
                   "Subsidiary" means any joint venture, corporation, partnership or other entity as to which the Company, whether directly or indirectly, has more than 50% of the (i) voting rights or (ii) rights to capital or profits.

                   "Termination Date" means the date on which the Optionee ceases to be employed by the Company for any reason.

     2. Grant of Option. The Company grants to the Optionee the right and option (the "Option") to purchase, on the terms and conditions hereinafter set forth, all or any part of the number of shares of Class C Stock set forth below the Optionee's signature below (the "Option Shares"), at the purchase price of $1.25 per share (the "Exercise Price"), on the terms and conditions set forth herein.

     3.   Exercisability.
          --------------
               The Optionee's right to exercise the Option shall vest to the extent of one-fourth (1/4) of the number of Option Shares on December 31, 2001, one-fourth (1/4) of the number of Option Shares on December 31, 2002, one-fourth (1/4) of the number of Option Shares on December 31, 2003, and one-fourth (1/4) of the number of Option Shares on December 31, 2004, provided, that the Optionee shall have been in continuous employment by the Company from the Effective Date to, and including, each such date. No option may be exercised for fractional shares of Class C Stock.

      4.       Expiration.
                  ----------
     (a) Subject to Sections 4(b) and 6(a), any nonexercised Option shall expire upon the thirtieth (30th) day following the seventh (7th) anniversary of the Effective Date (the "Expiration Date"), provided, however, that if it would result in the expiration of the Option prior to the Expiration Date, (i) if the Optionee dies or is terminated due to disability, the exercisable portion of any Option shall expire one-year following the Termination Date, or (ii) in the event the Company exercises the repurchase right pursuant to Section 9 hereof, the exercisable portion of any Option shall expire on the business day immediately preceding the Repurchase Date.
     (b) The unexercisable portion of the Option shall expire on the Termination Date.

     5. Nontransferability. Subject to Section 9 hereof, the Option shall not be transferable by the Optionee except to (a) his or her spouse, child, estate, personal representative, heir or successor (b) a trust for the benefit of the Optionee or his or her spouse, child or heir, or (c) a partnership, the partners of which consist solely of the Optionee and/or his or her spouse, child, heir, and/or successor (each, a "permitted transferee") and the Option is exercisable, during the Optionee's lifetime, only by him or her or his or her spouse or child, or, in the event of the Optionee's Disability, his or her guardian or legal representative. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as aforesaid), pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Any assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any attachment or similar process upon the Option that would otherwise effect a change in the ownership of the Option, shall terminate the Option; provided, however, that in the case of the involuntary levy of any attachment or similar involuntary process upon the Option, the Optionee shall have thirty (30) days after notice thereof to cure such levy or process before the Option terminates. This Agreement shall be binding on and enforceable against any person who is a permitted transferee of the Option pursuant to the first sentence of this Section.

    6.       Effect of Approved Sale; Adjustments.
             ------------------------------------

     (a) In the event of an Approved Sale, the unexercised portion of the Option shall terminate upon such Approved Sale, provided that, unless the agreement or plan of merger effecting such Approved Sale provides that the Optionee shall receive upon such Approved Sale, with respect to the entire exercisable but unexercised portion of the Option, the same consideration that the holders of the Class C Stock shall be entitled to receive upon such Approved Sale (less the Exercise Price attributable to such exercisable but unexercised portion and any taxes withheld pursuant to Section 16 hereof), the Optionee shall be given at least thirty (30) days' prior notice of the proposed Approved Sale and shall be entitled to exercise such exercisable but unexercised portion of the Option at any time during such thirty (30) day period up to and until the close of business on the day immediately preceding the date of consummation of such Approved Sale and, upon exercise of the Option, the Option Shares shall be treated in the same manner as the shares of any other holder of Class C Stock.

     (b) Subject to Section 6(a), if the shares of the Class C Stock, or to the extent it affects the economic rights of the holders of the Class C Stock, shares of Class A stock, Class B stock or Class D stock of the Company, are changed into or exchanged for a different number or kind of shares or securities, as the result of any one or more reorganizations, recapitalizations, mergers, acquisitions, stock splits, reverse stock splits, stock dividends or similar events, an appropriate adjustment shall be made in the number and kind of shares or other securities subject to the Option, and the price for each share or other unit of any securities subject to this Agreement, in accordance with Section 13 of the Plan. No fractional interests shall be issued on account of any such adjustment unless the Committee specifically determines to the contrary; provided, however, that in lieu of fractional interests, the Optionee, upon the exercise of the Option in whole or part, shall receive cash in an amount equal to the amount by which the fair market value of such fractional interests exceeds the Exercise Price attributable to such fractional interests.

     7. Exercise of the Option. Prior to the expiration thereof, the Optionee may exercise the exercisable portion of the Option from time to time in whole or in part. Upon electing to exercise the Option, the Optionee shall deliver to the Secretary of the Company a written and signed notice of such election setting forth the number of Option Shares the Optionee has elected to purchase, together with cash or a cashier's or certified bank check to the order of the Company for the full Exercise Price of such Option Shares and any amount required pursuant to Section 17 hereof. Alternatively, if the Company is not at the time prohibited from purchasing or acquiring shares of its capital stock, the Exercise Price may be paid in whole or in part by delivery of shares of the Class C Stock owned by the Optionee provided that Optionee has owned such shares for at least six (6) months. The value of any such shares delivered or withheld as payment of the Exercise Price shall be such shares' fair market value as determined by the Committee. The Committee may, in its discretion, permit payment of the Exercise Price in such other form or in such other manner as may be permissible under the Plan and under any applicable law.

     8.   Restrictions on Transfers of Shares Issuable Upon Exercise. Subject to
          Section 9 hereof, prior to the earlier of (A) 180 days following an Initial Public Offering or (B) an Approved Sale, the Option Shares shall not be transferable or transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) except that the Optionee may transfer the Option Shares (i) to a permitted transferee, as defined in Section 5 of this Agreement, or
          (ii) as provided for in the Certificate of Incorporation. This Agreement shall be binding on and enforceable against any person who is a permitted transferee of the Option Shares except a person who acquires the Option Shares pursuant to (y) Section 4 of Article IV of the Certificate of Incorporation or (z) as part of the Initial Public Offering. The stock certificates issued to evidence Option Shares upon exercise of the Option hereunder shall bear a legend referring to this Agreement and the restrictions contained herein.

     9.       Repurchase of Option Shares.
              ---------------------------

     (a) In the event that the Optionee ceases to be employed by the Company for any reason prior to an Approved Sale, the Company, during the sixty (60) days following the Termination Date (the "Repurchase Period"), shall have a one-time right to purchase all, but not less than all, of the Option Shares. The purchase price for each Option Share shall equal Fair Market Value, or, if the Optionee is terminated for cause, the lower of Fair Market Value or the Exercise Price. If the Company elects to purchase the Option Shares, it shall notify the Optionee at or before the end of the Repurchase Period of such election and the purchase price shall be paid in cash at a time set by the Company (the "Repurchase Date") within thirty (30) days after the end of the Repurchase Period, provided that the Optionee has presented to the Company a stock certificate evidencing the Option Shares duly endorsed for transfer (the "Endorsed Certificate"). If the Optionee fails to deliver the Endorsed Certificate, the Option Shares represented thereby shall be deemed to have been purchased upon (i) the payment by the Company of the purchase price to the Optionee or his or her permitted transferee or (ii) notice to the Optionee or such permitted transferee that the Company is holding the purchase price for the account of the Optionee or such permitted transferee, and upon such payment or notice the Optionee and such permitted transferee will have no further rights in or to such Option Shares. If the Company does not purchase the Option Shares, the restrictions on transfer thereof contained in Sections 5 and 8 of this Agreement shall terminate and be of no further force and effect.

     (b) In the event that (i) on the Termination Date, Optionee owns Option Shares that have not been owned by the Optionee for a period of at least six (6) months, and/or (ii) following the Termination Date, the Optionee exercises any then outstanding vested Option pursuant to this Agreement, with respect to all such Option Shares, the Repurchase Period will not commence on the Termination Date but rather will commence on the first date on which all such Option Shares have been owned by Optionee for six (6) months.

     (c) In the event that, following the Termination Date, the Optionee exercises an Option in accordance with Section 4(a) hereof, by notice to the Optionee delivered during the Repurchase Period, the Company may elect to purchase any Option Shares so acquired by notice to such effect during the 120 day period following the Termination Date.

     (d) The Fair Market Value of Option Shares to be purchased by the Company hereunder shall be determined in good faith by the Company's Board of Directors. The Fair Market Value shall be based on an assumed sale of 100% of the outstanding capital stock of the Company.

     (e) The Optionee shall not be considered to have ceased to be employed by the Company for purposes of this Agreement if he or she continues to be employed by the Company or a Subsidiary, or by a company of which the Company is a Subsidiary.

    10.      Compliance with Legal Requirements.
             ----------------------------------

     (a) No Option Shares shall be issued or transferred pursuant to this Agreement unless and until all legal requirements applicable to such issuance or transfer have, in the opinion of counsel to the Company, been satisfied. Such requirements may include, but are not limited to, registering or qualifying such Shares under any state or federal law, satisfying any applicable law relating to the transfer of unregistered securities or demonstrating the availability of an exemption from applicable laws, placing a legend on the Shares to the effect that they were issued in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the "Act"), and may not be transferred other than in reliance upon Rule 144 or Rule 701 promulgated under the Act, if available, or upon another exemption from the Act, or obtaining the consent or approval of any governmental regulatory body.

     (b) The Optionee understands that the Company intends for the offering and sale of Option Shares to be effected in reliance upon Rule 701 or another available exemption from registration under the Act and intends to file a Form 701 as appropriate, and that the Company is under no obligation to register for resale the Option Shares issued upon exercise of the Option, subject to the Certificate of Incorporation. In connection with any such issuance or transfer, the person acquiring the Option Shares shall, if requested by the Company, provide information and assurances satisfactory to counsel to the Company with respect to such matters as the Company reasonably may deem desirable to assure compliance with all applicable legal requirements.

    11.    Subject to Certificate of Incorporation.
           ---------------------------------------   The Optionee
           acknowledges that the Option Shares are subject to the terms of the Certificate of Incorporation.

     12. No Interest in Shares Subject to Option. Neither the Optionee (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Optionee shall have any right, title, interest, or privilege in or to any shares of stock allocated or reserved for the purpose of the Plan or subject to this Agreement except as to such Option Shares, if any, as shall have been issued to such person upon exercise of an Option or any part thereof.

     13. Plan Controls. The Option hereby granted is subject to, and the Company and the Optionee agree to be bound by, all of the terms and conditions of the Plan as the same may be amended from time to time in accordance with the terms thereof, but no such amendment shall be effective as to the Option without the Optionee's consent insofar as it may adversely affect the Optionee's rights under this Agreement.

     14. Not an Employment Contract. Nothing in the Plan, in this Agreement or any other instrument executed pursuant thereto shall confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary or shall affect the right of the Company or any Subsidiary to terminate the employment of the Optionee with or without cause.

     15.  Governing Law.
          -------------
          All terms of and rights under this
          Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of law.

     16. Taxes. The Committee may, in its discretion, make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to the issuance or exercise of the Option including, but not limited to, deducting the amount of any such withholding taxes from any other amount then or thereafter payable to the Optionee, requiring the Optionee to pay to the Company the amount required to be withheld or to execute such documents as the Committee deems necessary or desirable to enable it to satisfy its withholding obligations, or any other means provided in the Plan; provided further that the Optionee may satisfy all aforesaid withholding tax obligations by directing the Company to withhold that number of Option Shares with an aggregate Fair Market Value equal to the amount of all federal, state, local and other taxes required to be withheld, or delivering to the Company such number of previously held shares.

     18. Notices. All notices, requests, demands and other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, telexed or telecopied to, or, if mailed, when received by, the other party at the following addresses (or at such other address as shall be given in writing by either party to the other):

                  If to the Company to:

                           Harborside Healthcare
                           One Beacon Street
                           Boston, Massachusetts  02108
                           Attention:  Chief Financial Officer

                  With a copy to:

                           Gibson, Dunn & Crutcher LLP
                           200 Park Avenue, 47th Floor
                           New York, New York 10166-0193
                           Facsimile: (212) 351-4035
                           Attention:  E. Michael Greaney, Esq.

                           If to the Optionee to the address set forth below the Optionee's signature below.

     19.  Amendments and Waivers.
          ----------------------
          This Agreement may be amended, and any provision hereof may be waived, only by a writing signed by the party to be charged.

     20. Entire Agreement. This Agreement, together with the Plan, sets forth the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral discussions, agreements and understandings of any kind or nature.

     21. Separability. In the event that any provision of this Agreement is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of this Agreement shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

     22. Headings. The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

     23. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

     24. Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement.
     25. Remedies. In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived.

     26. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

     27. Shareholder Approval. Section 3(b)(ii) of this Agreement shall not be effective unless shareholder approval meeting the requirements of
          Section 280G(b)(5) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder is obtained.








  IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date. HARBORSIDE HEALTHCARE CORPORATION


                                 By:      ___________________________________
                                 Name:    ___________________________________
                                 Title:   ___________________________________

                                    OPTIONEE


                                    ------------------------------------------
                                 Name:

                                 Address:  _________________________________

                                  ------------------------------------------

                                  ------------------------------------------

                                                     Number of Option Shares: